Exhibit 99.3

IPS POWER ENGINEERING, INC.
(Formerly RR Engineering, Inc.)
Condensed Balance Sheets

ASSETS

	June 30,	December 31,
	2013	2012
CURRENT ASSETS	(unaudited)
Cash	$2,733	$-
Contracts receivable, net	2,500	23,625

Total Current Assets	5,233	23,625

PROPERTY AND EQUIPMENT
Property and equipment, net	3,725	-

Total Property and Equipment	3,725	-

OTHER ASSETS
Deposits	665	665

Total other assets	665	665

TOTAL ASSETS	$9,623	$24,290

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$17,118	$11,385
Accrued compensation	-	19,130
Loan payable	6,424	-

Total Current Liabilities	23,542	30,515

TOTAL LIABILITIES	23,542	30,515

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - no par value, authorized 1,000,000 shares;
issued and outstanding 931,000 and 1,000 shares, respectively	1,090,375	695,375
Accumulated deficit	(1,104,294)	(701,600)

Total Stockholders' Equity (Deficit)	(13,919)	(6,225)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$9,623	$24,290

The accompanying notes are an integral part of these financial statements.

IPS POWER ENGINEERING, INC.
(Formerly RR Engineering, Inc.)
Condensed Statements of Operations
(unaudited)

	For the Six
	Months Ended
	June 30,
	2013	2012
REVENUES

Sales, net	$2,500	$-

OPERATING EXPENSES

Payroll expense	400,000	300,000
General and administrative	5,194	4,368

Total Operating Expenses	405,194	304,368

Loss from Operations	(402,694)	(304,368)

LOSS BEFORE INCOME TAXES	(402,694)	(304,368)
INCOME TAX EXPENSE (BENEFIT)	-	-

NET LOSS	$(402,694)	$(304,368)

PER SHARE DATA:

BASIC AND DILUTED LOSS PER SHARE	$(0.60)	$(386)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING - BASIC AND DILUTED	672,667	789

The accompanying notes are an integral part of these financial statements.

IPS POWER ENGINEERING, INC.
(Formerly RR Engineering, Inc.)
Condensed Statements of Stockholders' Equity (Deficit)

	Common Stock		Proprietor's	Accumulated
	Shares	Amount	Equity	Deficit	Total

Balance, December 31, 2011	-	$-	$95,755	$(97,795)	$(2,040)

Proprietor's equity transferred to corporation	-	95,755	(95,755)	-	-

Common stock issued as founders shares	1,000	-	-	-	-

Services contributed as capital	-	599,620	-	-	599,620

Net loss for the year
ended December 31, 2012	-	-	-	(603,805)	(603,805)

Balance, December 31, 2012	1,000	695,375	-	(701,600)	(6,225)

Common stock issued as founders shares (unaudited)	930,000	-	-	-	-

Services contributed as capital (unaudited)	-	395,000	-	-	395,000

Net loss for the six months
ended June 30, 2013 (unaudited)	-	-	-	(402,694)	(402,694)

Balance, June 30, 2013 (unaudited)	931,000	$1,090,375	$-	$(1,104,294)	$(13,919)

The accompanying notes are an integral part of these financial statements.

IPS POWER ENGINEERING, INC.
(Formerly RR Engineering, Inc.)
Condensed Statements of Cash Flows
(unaudited)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30,	June 30,
	2013	2012
OPERATING ACTIVITIES

Net loss	$(402,694)	$(304,368)
Adjustments to Reconcile Net Income (Loss) to
Net Cash Used by Operating Activities:
Services contributed to capital	395,000	300,000
Changes in Operating Assets and Liabilities:
Contracts receivable	21,125	-
Accounts payable and accrued expenses	(13,397)	4,368

Net Cash Provided by Operating Activities	34	-

INVESTING ACTIVITIES

Purchase of fixed assets	(3,725)	-

Net Cash Used in Investing Activities	(3,725)	-

FINANCING ACTIVITIES

Proceeds from loan payable	6,424	-

Net Cash Provided by Financing Activities	6,424	-

INCREASE (DECREASE) IN CASH	2,733	-
CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$2,733	$-

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$-	$-
Income taxes	-	-

Non Cash Investing and Financing Activities:	$-	$-

The accompanying notes are an integral part of these financial statements.

IPS POWER ENGINEERING INC.

(fka RR Engineering, Inc.)

Notes to the Condensed Financial Statements

June 30, 2013

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activities

IPS Power Engineering, Inc., (the Company), was incorporated under the laws of the State of Utah  as RR Engineering, Inc. on February 9, 2012. The Company’s name was changed to IPS Power Engineering, Inc. on February 19, 2013.  Prior to its incorporation in 2012 the Company operated as a sole proprietorship. The Company designs and develops alternative power sources for agricultural processors.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. The useful lives of the Company’s property and equipment ranges from 5 to 7 years.

Concentrations of Risk

The Company’s bank accounts are held by insured institutions. The funds are insured up to $250,000. At June 30, 2013, the Company’s bank deposits did not exceed the insured amounts.

100% of the Company’s revenues in 2013 and 2012 were derived from one customer.

Accounts Receivable

The Company’s accounts receivable are net of the allowance for estimated doubtful accounts of $-0- and -0- as of June 30, 2013 and December 31, 2012, respectively. The allowance for doubtful accounts reflects managements’ best estimate of probable losses inherent in the accounts receivable balance.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Expense

In accordance with ASC 720, the Company expenses all costs of advertising as incurred.  During the periods ended June 30, 2013 and 2012 the Company incurred $-0- and $-0-, respectively, of advertising expense.

IPS POWER ENGINEERING INC.

(fka RR Engineering, Inc.)

Notes to the Condensed Financial Statements

June 30, 2013

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock-based compensation.

Revenue Recognition

The Company generates revenues from professional services contracts. Customers are billed, according to individual agreements. Revenues from professional services are recognized on a completed-contract basis, in accordance with ASC Topic 605-35, “Construction-Type and Production-Type Contracts.” Under the completed-contract basis, contract costs are recorded to a deferred asset account and billings and/or cash received are recorded to a deferred revenue liability account during the periods of construction. Costs include direct material, direct labor and subcontract labor. All revenues, costs, and profits are recognized in operations upon completion of the contract. A contract is considered complete when all costs except insignificant items have been incurred and final acceptance has been received from the customer. Corporate general and administrative expenses are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as incurred.

For uncompleted contracts, the deferred asset (accumulated contract costs) in excess of the deferred liability (billings and/or cash received) is classified under current assets as Costs in excess of billings on uncompleted contracts. The deferred liability (billings and/or cash received) in excess of the deferred asset (accumulated contract costs) is classified under current liabilities as Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivable.

Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Unaudited Financial Statements

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2013, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  The results of operations for the period ended June 30, 2013 are not necessarily indicative of the operating results for the full year.

IPS POWER ENGINEERING INC.

(fka RR Engineering, Inc.)

Notes to the Condensed Financial Statements

June 30, 2013

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

Research and development costs are charged to operations as they are incurred.  Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred. The Company incurred research and development expenses of $-0- and $-0- during the periods ended June 30, 2013 and December 31, 2012, respectively.

Recent Accounting Pronouncements

No recent accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 2 - LIQUIDITY

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs which raises doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - STOCKHOLDERS’ EQUITY

During the six months ended June 30, 2013 the Company issued 930,000 shares of common stock as additional founders shares and recognized services valued at $395,000 as contributed capital. During the year ended December 31, 2012 the Company issued 1,000 shares of common stock as founders shares and recognized services valued at $599,620 as contributed capital.

NOTE 4 - LOAN PAYABLE

During the six months ended June 30, 2013 the Company received a cash advance from Blue Earth, Inc. in the amount of $6,424. The cash advance was in anticipation of the closing the Agreement and Plan of Merger discussed in Note 5. The loan is non-interest bearing, unsecured and due upon demand.

IPS POWER ENGINEERING INC.

(fka RR Engineering, Inc.)

Notes to the Condensed Financial Statements

June 30, 2013

NOTE 5 - SUBSEQUENT EVENTS

As of July 15, 2013, the Company and its stockholders simultaneously entered into and completed an Agreement and Plan of Merger (the “Agreement”) dated as of July 15, 2013, with Blue Earth Inc. (“BBLU”), Global Renewable Energy Group, Inc. (“GREG”) and the Stockholders of GREG (the “Acquisitions”).  BBLU is an energy efficiency and alternative energy company and GREG is an affiliated renewable energy company, which companies specialize in the combined heat and power (“CHP”) alternative energy space.  The Company plans to build seven power plants and sell the thermal and electric power generated to one large customer and to local utilities through long-term power purchase agreements.  Pursuant to the terms of the Agreement, an aggregate of 15,550,000 shares of BBLU Common Stock (the “Merger Consideration”) was issued to the former stockholders of the Company and GREG (the “Stockholders”).  The Merger Consideration was determined by the parties based on the mutually agreed upon future revenues and earnings forecast prepared by management of the Company and GREG.  The Merger Consideration consists of:  5,000,000 BBLU shares issued at closing to the Stockholders, which vested immediately but are subject to lock-up agreements; 150,000 BBLU shares issued as a finder’s fees; and 10,500,000 BBLU shares issued at closing to the Stockholders, and held in escrow, and which will vest at the rate of 1,500,000 BBLU shares per Initial Project (as defined) on the date that each of the Initial Projects or substituted similar value as mutually agreed to by BBLU and the Company, commences producing commercial power.  The 10,500,000 BBLU shares will be released, pro rata, from escrow upon the commercial operation date of each Initial Project, however, subject to the terms and conditions of the Lock-Up Agreements.

In accordance with ASC 855-10, the Company’s management reviewed all material events through the date these consolidated financial statements were issued and there are no additional material subsequent events to report other than those reported.